Exhibit 99.1

Endeavor Releases Fourth Quarter and Full Year 2022 Results

Beverly Hills, CA (February 28, 2023) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period and fiscal year ended December 31, 2022.

Highlights

•	$5.268 billion of Full Year 2022 revenue

•

UFC saw 21 consecutive sellouts in the year, bringing total to 29 consecutive sellouts since returning to live audiences; had record sponsorship sales volume; renewed 10 international media rights deals with aggregate AAV increases exceeding 100%

•	Revenue in Events, Experiences & Rights segment grew double-digits year-over-year driven by heightened consumer demand and lifted restrictions for live events and premium experiences

•	Significant year-over-year revenue growth in core agency and 160over90 businesses

•	Made $500 million of discretionary debt payments, achieving net leverage improvement

•	Initial 2023 revenue and Adjusted EBITDA guidance:

○	Revenue expected between $5.825 billion and $5.975 billion, representing 12% growth at the midpoint

○	Adjusted EBITDA expected between $1.250 billion to $1.305 billion, representing 10% growth at the midpoint

Full Year 2022 Consolidated Financial Results

•	Revenue: $5.268 billion

•	Net income: $321.7 million

•	Adjusted EBITDA: $1.164 billion

Q4 2022 Consolidated Financial Results

•	Revenue: $1.26 billion

•	Net loss: $225.7 million

•	Adjusted EBITDA: $239.6 million

“We are encouraged by our performance in our first full year as a public company,” said Ariel Emanuel, CEO, Endeavor. “Our business has proven resilient despite ongoing macroeconomic headwinds. As 2023 comes into focus, we remain confident in Endeavor’s ability to deliver long-term value given our position on the supply side of premium content and live events and experiences.”

Segment Operating Results

•

Owned Sports Properties segment revenue was $301.4 million for the quarter, up $24.1 million, or 9%, compared to the prior-year quarter, and was $1.3 billion for the year, up $224.1 million, or 20%, compared to the prior year. Growth for the year was driven by increased media rights fees at UFC, as well as greater sponsorship, licensing, commercial PPV and event related revenue from more UFC events with live audiences. Also contributing to segment growth was the new PBR Team Series format, as well as the contribution of ten minor league baseball teams that were acquired in December 2021 and January 2022 until their sale in September 2022. The segment’s Adjusted EBITDA was $142.4 million, up $17.3 million, or 14%, compared to the prior-year quarter, and was $648.2 million for the year, up $110.5 million, or 21%, compared to the prior year.

•

Events, Experiences & Rights segment revenue was $557.7 million for the quarter, up $41.0 million, or 8%, compared to the prior-year quarter, and was $2.5 billion for the year, up $420.7 million, or nearly 21%, compared to the prior year, driven by heightened consumer demand and lifted restrictions for live events and premium experiences such as the Miami Open, Super Bowl LVI, and the NCAA March Madness games, as well as the inclusion of the Madrid Open and OpenBet. Increased boarding school and summer camp enrollments at IMG Academy and a full-year contribution from our NCSA college athletic recruiting network, which we acquired in the prior year, also contributed to growth. Revenue growth was offset by the expiration of certain media rights deals and the cyclical nature of certain sporting events. The segment’s Adjusted EBITDA was $52.4 million for the quarter, down $2.4 million, or 4%, compared to the prior-year quarter, and was $342.6 million for the year, up $127.1 million, or 59%, compared to the prior year.

•

Representation segment revenue was $408.5 million for the quarter, down $309.4 million, or 43%, compared to the prior-year quarter, and was $1.5 billion for the year, down $447.6 million, or nearly 23% compared to the prior year. The decrease was primarily due to $332.8 million of revenue in the prior year quarter and $737.4 million of revenue from the prior year from the restricted Endeavor Content business, which was sold in January 2022. Growth was driven by our core agency business, primarily from the demand for premium content and the continued recovery of live entertainment. Additionally, our 160over90 marketing business saw increased spend from corporate clients, specifically from experiential, partnership, and advertising services. The segment’s Adjusted EBITDA was $123.9 million for the quarter, up $5.5 million, or nearly 5%, compared to the prior-year quarter, and was $469.8 million for the year, up $86.4 million, or nearly 23%, compared to the prior year.

2023 Annual Guidance

•	Revenue expected between $5.825 billion and $5.975 billion, representing 12% growth at the midpoint

•	Adjusted EBITDA expected between $1.250 billion to $1.305 billion, representing 10% growth at the midpoint

Balance Sheet and Liquidity

At December 31, 2022, cash and cash equivalents totaled $767.8 million, compared to $970.8 million at September 30, 2022. Total debt was $5.169 billion at December 31, 2022, compared to $5.427 billion at September 30, 2022. Made $500 million of discretionary debt payments, achieving net leverage improvement.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relation site at investor.endeavorco.com.

Webcast Details

Endeavor will host an audio webcast to discuss its results and provide a business update at 2 p.m. PT / 5 p.m. ET today. For the first time, the audio used for Emanuel’s opening remarks on Endeavor’s Fourth Quarter and Full Year 2022 results call were generated by Endeavor partner Speechify, a company specializing in generative AI for voice synthesis.

The event can be accessed at: https://events.q4inc.com/attendee/299521071

The link to the webcast, as well as a recording, will also be available within the News/Events section of investor.endeavorco.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including the Company’s guidance for full year 2023, long-term value and market position. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: changes in public and consumer tastes and preferences and industry trends; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; risks related to Endeavor’s gaming business and applicable regulatory requirements; risks related to Endeavor’s organization and structure; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls webcasts, as well as our Investor Relations site at investor.endeavorco.com. We may also use our website as a distribution channel of material Company information. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$1,260,443	$1,505,556	$5,268,137	$5,077,713
Operating expenses:
Direct operating costs	464,233	806,616	2,065,777	2,597,178
Selling, general and administrative expenses	629,788	596,718	2,358,962	2,283,558
Insurance recoveries	(106)	(26,090)	(1,099)	(68,190)
Depreciation and amortization	71,598	74,825	266,775	282,883
Impairment charges	—	—	689	4,524

Total operating expenses	1,165,513	1,452,069	4,691,104	5,099,953

Operating income (loss)	94,930	53,487	577,033	(22,240)
Other (expense) income:
Interest expense, net	(84,870)	(60,707)	(282,255)	(268,677)
Loss on extinguishment of debt	—	—	—	(28,628)
Tax receivable agreement liability adjustment	(811,767)	(101,736)	(873,264)	(101,736)
Other income, net	12,118	7,259	475,251	4,258

Loss before income taxes and equity (losses) earnings of affiliates	(789,589)	(101,697)	(103,235)	(417,023)
Benefit from income taxes	(642,483)	(80,562)	(648,503)	(22,277)

(Loss) income before equity (losses) earnings of affiliates	(147,106)	(21,135)	545,268	(394,746)
Equity (losses) earnings of affiliates, net of tax	(78,578)	4,434	(223,604)	(72,733)

Net (loss) income	(225,684)	(16,701)	321,664	(467,479)
Less: Net (loss) income attributable to non-controlling interests	(19,504)	2,812	192,531	(139,168)
Less: Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	—	—	—	(31,686)

Net (loss) income attributable to Endeavor Group Holdings, Inc.	$(206,180)	$(19,513)	$129,133	$(296,625)

(Loss) earnings per share of Class A common stock(1):
Basic	$(0.71)	$(0.07)	$0.48	$(1.14)
Diluted	$(0.72)	$(0.07)	$0.45	$(1.14)
Weighted average number of shares used in computing basic and diluted (loss) income per share:
Basic	289,219,412	263,902,402	281,369,848	262,119,930
Diluted	289,219,412	263,902,402	287,707,832	262,119,930

(1)

Basic and diluted loss per share of Class A common stock presented for the year ended December 31, 2021 is applicable only for the period from May 1, 2021 through December 31, 2021, which is the period following the initial public offering (“IPO”) and the related Reorganization Transactions.

(2)

The diluted weighted average number of shares of 287,707,832 for the year ended December 31, 2022 includes weighted average Class A common shares outstanding, plus an assumed exchange of Endeavor Profits Units into 1,567,981 shares of the Company’s Class A common stock and additional shares from Stock Options, RSUs, Phantom Units and redeemable non-controlling interests, as noted in the table below:

Weighted average Class A Common Shares outstanding - Basic	281,369,848
Additional shares assuming exchange of all EOC Profits Units	1,567,981
Additional shares from RSUs, Stock Options and Phantom Units, as calculated using the treasury stock method	1,870,980
Additional shares assuming redemption of redeemable non-controlling interests	2,899,023

Weighted average Class A Common Shares outstanding - Diluted	287,707,832

Securities that are anti-dilutive for the year ended December 31, 2022, are additional shares based on an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 164,953,644 shares, as well as additional shares from Stock Options and RSUs.

Segment Results

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Owned Sports Properties	$301,444	$277,340	$1,332,335	$1,108,207
Events, Experiences & Rights	557,676	516,668	2,451,966	2,031,283
Representation	408,539	717,893	1,512,150	1,959,757
Eliminations	(7,216)	(6,345)	(28,314)	(21,534)

Total Revenue	$1,260,443	$1,505,556	$5,268,137	$5,077,713

Adjusted EBITDA:
Owned Sports Properties	$142,398	$125,132	$648,158	$537,627
Events, Experiences & Rights	52,376	54,735	342,644	215,578
Representation	123,908	118,419	469,757	383,388
Corporate	(79,040)	(68,801)	(297,031)	(256,277)

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$767,828	$1,560,995
Restricted cash	278,165	232,041
Accounts receivable (net of allowance for doubtful accounts of $54,766 and $57,102, respectively	917,000	615,010
Deferred costs	268,524	255,371
Assets held for sale	12,013	885,633
Other current assets	293,206	204,697

Total current assets	2,536,736	3,753,747
Property and equipment, net	696,302	629,807
Operating lease right-of-use assets	346,550	373,652
Intangible assets, net	2,205,583	1,611,684
Goodwill	5,284,697	4,506,554
Investments	336,973	298,212
Deferred income taxes	771,382	36,371
Other assets	325,619	224,490

Total assets	$12,503,842	$11,434,517

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$600,605	$558,863
Accrued liabilities	525,239	524,061
Current portion of long-term debt	88,309	82,022
Current portion of operating lease liabilities	65,381	59,743
Deferred revenue	716,147	651,760
Deposits received on behalf of clients	258,414	216,632
Liabilities held for sale	2,672	507,303
Other current liabilities	157,773	105,053

Total current liabilities	2,414,540	2,705,437

Long-term debt	5,080,237	5,631,714
Long-term operating lease liabilities	327,888	363,568
Long-term tax receivable agreement liability	961,623	92,588
Other long-term liabilities	412,982	309,884

Total liabilities	9,197,270	9,103,191

Commitments and contingencies

Redeemable non-controlling interests	253,079	209,863

Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 290,541,729 and 265,553,327 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	2	2
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Class X common stock, $0.00001 par value; 4,987,036,068 and 5,000,000,000 shares authorized; 182,077,479 and 186,222,061 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	1	1
Class Y common stock, $0.00001 par value; 997,261,325 and 1,000,000,000 shares authorized; 227,836,134 and 238,154,296 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	2,120,794	1,624,201
Accumulated deficit	(216,219)	(296,625)
Accumulated other comprehensive loss	(23,736)	(80,535)

Total Endeavor Group Holdings, Inc. shareholders’ equity	1,880,844	1,247,046
Nonredeemable non-controlling interests	1,172,649	874,417

Total shareholders’ equity	3,053,493	2,121,463

Total liabilities, redeemable interests and shareholders’ equity	$12,503,842	$11,434,517

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, tax receivable agreement liability adjustment, and certain other items when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes and the tax receivable agreement, which may not be comparable with other companies based on our tax and corporate structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss) as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA and Adjusted EBITDA margin as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including income taxes, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, tax receivable agreement liability adjustment, and certain other items reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which, could be material.

Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(225,684)	$(16,701)	$321,664	$(467,479)
Benefit from income taxes	(642,483)	(80,562)	(648,503)	(22,277)
Interest expense, net	84,870	60,707	282,255	268,677
Depreciation and amortization	71,598	74,825	266,775	282,883
Equity-based compensation expense (1)	50,312	68,074	210,163	532,467
Merger, acquisition and earn-out costs (2)	10,837	22,613	68,728	60,904
Certain legal costs (3)	4,847	1,191	16,051	5,451
Restructuring, severance and impairment (4)	10,429	1,878	13,258	8,490
Fair value adjustment - equity investments (5)	1,606	(7,944)	(12,029)	(21,558)
Equity method losses - Learfield IMG College and Endeavor Content (6)	69,480	(156)	218,566	76,135
Gain on sale of the restricted Endeavor Content business (7)	—	—	(463,641)	—
Tax receivable agreement liability adjustment (8)	811,767	101,736	873,264	101,736
Other (9)	(7,937)	3,824	16,977	54,887

Adjusted EBITDA	$239,642	$229,485	$1,163,528	$880,316

Net (loss) income margin	(17.9%)	(1.1%)	6.1%	(9.2%)
Adjusted EBITDA margin	19.0%	15.2%	22.1%	17.3%

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The decrease for the three months ended December 31, 2022 compared to the three months ended December 31, 2021 was primarily due to fewer grants being issued under our 2021 Incentive Award Plan.

The decrease for the year ended December 31, 2022 as compared to the year ended December 31, 2021 was primarily due to the modification of certain pre-IPO equity-based awards primarily to remove certain forfeiture and discretionary call terms in 2021. Equity-based compensation was recognized in all segments and Corporate for the year ended December 31, 2022.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to remain our employees.

Such costs for the three months ended December 31, 2022 primarily related to professional advisor costs of approximately $7 million and related to all of our segments. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $3 million, which primarily related to our Representation segment.

Such costs for the three months ended December 31, 2021 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $11 million, which primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $11 million and related to all of our segments and Corporate.

Such costs for the year ended December 31, 2022 primarily related to professional advisor costs of approximately $40 million and related to all of our segments. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $28 million, which primarily related to our Representation segment.

Such costs for the year ended December 31, 2021 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $35 million, which primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $25 million and related to all of our segments and Corporate.

(3)	Includes costs related to certain litigation or regulatory matters in each of our segments and Corporate.

(4)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three months and year ended December 31, 2022 primarily related to an investment impairment in our Events, Experiences & Rights segment, a write off of an asset in Corporate and the restructuring expenses in our Events, Experiences & Rights and Representation segments.

Such costs for the three months ended December 31, 2021 is primarily related to restructuring and related to our Representation and Events, Experiences & Rights segments.

Such costs for the year ended December 31, 2021 included approximately $6 million related to the impairment of goodwill and $3 million for severance and restructuring expenses, both primarily related to our Representation and Events, Experiences & Rights segments.

(5)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.
(6)

Relates to equity method losses, including impairment charges, from our investment in Learfield IMG College and from the 20% interest we retained in the restricted Endeavor Content business, which we sold in January 2022.

(7)	Relates to the gain recorded for the sale of the restricted Endeavor Content business, net of transaction costs of $15.0 million.
(8)

For the three months and year ended December 31, 2022, includes the adjustment for the tax receivable agreement liability related to the expected realization of certain tax benefits after concluding that such TRA payments would be probable based on estimates of future taxable income over the term of the TRA.

For the three months and year ended December 31, 2021, includes a $92.6 million expense for the tax receivable agreement liability related to the expected realization of certain tax benefits, including the release of a valuation allowance, in connection with the sale of the restricted Endeavor Content business, which closed in January 2022, and a $9.1 million expense due to a change in estimates related to the tax receivable agreement liability.

(9)

For the three months ended December 31, 2022, other was comprised primarily of gains of approximately $6 million on foreign exchange transactions, which related to all of our segments and Corporate, and a gain of approximately $5 million related to non-cash fair value adjustments of embedded foreign currency derivatives.

For the three months ended December 31, 2021, other was comprised primarily of losses on foreign exchange transactions, which related to all of our segments and Corporate, and a loss related to non-cash fair value adjustments of embedded foreign currency derivatives, which related to our Events, Experiences & Right segment

For the year ended December 31, 2022, other was comprised primarily of losses of approximately $28 million on foreign exchange transactions, which related to all of our segments and Corporate, a gain of approximately $23 million related to the sale of DBH, which related to our Owned Sports Properties segment and losses of approximately $7 million related to forward foreign exchange contracts which related to our Events, Experiences & Rights segment and Corporate.

For the year ended December 31, 2021, other was comprised primarily of approximately $29 million related to a loss on debt extinguishment, which related primarily to Corporate, losses of approximately $17 million on foreign exchange transactions, which related to all of our segments and Corporate and a loss of approximately $11 million related to non-cash fair value adjustments of embedded foreign currency derivatives.